Exhibit 99.1

Second Quarter 2003 Earnings

July 15, 2003

F&M BANCORP REPORTS 24% INCREASE IN NET INCOME FOR FIRST HALF

Kaye A. Simmons, Executive VP & Chief Financial Officer

301-694-4000

www.fmbn.com

FREDERICK, MD, July 15, 2003 – F&M Bancorp (NASDAQ:FMBN), headquartered in Frederick, Maryland, today announced record diluted earnings per share of  $1.35 for the first half of 2003, up 23 percent from last year. Net income for the first half of 2003 was a record $14.7 million, up 24 percent. For the second quarter of 2003, diluted earnings per share were $0.68, up 21 percent from last year. Net income was a record $7.5 million, up 23 percent from $6.1 million in the second quarter of 2002.

For the quarter ended June 30, 2003, return on average equity was 15.59 percent compared to 14.14 percent for the same prior year period. Return on average assets for the second quarter of 2003 was 1.44 percent, compared to 1.30 percent for the second quarter of 2002.

 “F&M Bancorp’s continued strong performance during the quarter and the first half of the year is the result of our commercial, retail, mortgage, wealth management and insurance businesses staying focused on achieving their objectives while planning for the upcoming merger with Mercantile Bankshares Corporation” said Faye E. Cannon, President and Chief Executive Officer. “ Regulatory approval by the Board of Governors of the Federal Reserve System for the merger was received on July 8, 2003. A Special Meeting of Stockholders to approve the merger will be held on August 6, 2003. Our associates are to be commended for their outstanding contributions in making F&M Bancorp a high performing financial services organization.”

Revenue

Revenue of $28.2 million for second quarter 2003 increased 6 percent from second quarter 2002. Revenue growth reflected solid, broad-based sales of core deposit, mortgage and commercial loan products and strong increases in insurance product sales.

Loans

Loans outstanding of $1.33 billion at June 30, 2003 increased 14 percent compared with the same period in 2002. Loan growth was driven by robust sales in commercial, commercial real estate and residential mortgage loans. The average commercial loan portfolio increased 8 percent over last year’s second quarter. Due to the ongoing strong mortgage refinancing activity, the residential mortgage portfolio increased 33 percent over the previous year’s quarter. Commercial real estate demand remained strong, which resulted in a 27 percent increase in this portfolio compared to 2002 second quarter. The strong gains in these loan categories were partially offset by an 14 percent reduction in consumer installment loans from the prior year’s quarter primarily in the indirect automobile portfolio, attributable to the zero percent financing programs offered by the auto manufacturing subsidiaries.

Deposits

Deposits of $1.7 billion for second quarter 2003 grew $145 million, or 9 percent, since last year. Noninterest checking accounts grew a total of $48 million, or 18 percent, from last year’s second quarter. Interest-bearing deposit products grew $98 million, or 8 percent, from the previous year. These results were driven by growth in primary account relationships with consumer and commercial customers.

Net Interest Income

Net interest income on a taxable-equivalent basis was $19.6 million in second quarter 2003, up 1 percent from second quarter of last year. The increase in net interest income was largely due to solid earning asset and core deposit growth, offset by a decline in net interest margin from 4.36 percent a year ago to 3.95 percent in second quarter 2003. The earning asset growth of $210 million included an increase of $150 million in the loan portfolio and $53 million in the securities portfolio. The margin compression in the second quarter was due to asset yields declining at a faster rate than interest-bearing liability costs. Average funding costs declined 66 basis points in second quarter 2003, while average net asset yields declined 96 basis points.

Noninterest Income

Noninterest income was $9.2 million for second quarter 2003, up 16 percent from $7.9 million in the second quarter of last year. Fee income growth generated in the second quarter was through strong insurance sales and mortgage banking fees. Insurance revenue increased 26 percent to $3.2 million during the quarter. Mortgage banking fees increased 53 percent to $1.2 million from the $814 thousand earned in the second quarter of 2002. Noninterest income during the second quarter of 2003 also included $189 thousand in gains on sales of properties due primarily to the sale of bank owned real estate.

Noninterest Expense

Noninterest expense was $16.8 million in second quarter 2003, a 2 percent decline from the previous year. Increases in salary and benefits were largely offset by reductions in marketing expenditures and lower occupancy costs.

Credit Quality

F&M Bancorp’s asset quality remained strong throughout the second quarter of 2003. Credit losses were $1.4 million, or .40% of average loans outstanding (annualized). The provision for credit losses during the quarter represented approximately 50 percent of net charge-offs. Losses incurred in the second quarter primarily resulted from the charge-off of a single commercial credit and normal levels of consumer portfolio losses. The loan portfolio is well diversified, split nearly equally between consumer and commercial borrowers. Nonperforming assets as a percentage of assets stood at 0.10 percent at June 30, 2003, compared with .13 percent at June 30, 2002. The allowance for credit losses of $13.0 million was .97 percent of total loans at June 30, 2003, compared with 1.20 percent at June 30, 2002, reflecting the quality of the portfolio.

F&M Bancorp offers a full line of financial services including retail and commercial banking, a wide range of consumer and business insurance products, wealth management services including trust and estate planning, financial planning and investment management services through its subsidiaries. F&M Bancorp, through its banking affiliates, Farmers and Mechanics Bank and Home Federal, includes 48 community offices, a proprietary network of 81 ATMs and a full service mobile Express Bank operating in eight contiguous counties in Maryland including Frederick, Howard, Baltimore, Carroll, Montgomery, Washington and Allegany County. F&M Bancorp’s Hagerstown, MD-based subsidiary, Keller-Stonebraker Insurance, Inc. and its Beltsville, MD-based subsidiary Potomac Basin Group Associates, Inc., provide a full line of consumer and commercial business insurance products. Residential mortgage services are offered through Classic Mortgage. Visit F&M Bancorp on the web at www.fmbn.com.

Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

F&M BANCORP and Subsidiaries

	Quarter ended June 30,		% Change	Six months ended June 30,		% Change
(in thousands, except shares)	2003	2002		2003	2002
INTEREST INCOME
Loans	$20,080	$20,447	(2)%	$40,571	$41,439	(2)%
Loans held for sale	368	203	81	664	495	34
Securities available for sale	5,994	7,011	(15)	12,350	13,554	(9)
Other interest income	101	158	(36)	194	294	(34)
Total interest income	26,543	27,819	(5)	53,779	55,782	(4)

INTEREST EXPENSE
Deposits	6,301	8,071	(22)	12,751	16,920	(25)
Short-term borrowings	333	329	1	700	641	9
Long-term borrowings	931	828	12	1,876	1,607	17
Total interest expense	7,565	9,228	(18)	15,327	19,168	(20)

NET INTEREST INCOME	18,978	18,591	2	38,452	36,614	5
Provision for credit losses	700	150	367	1,225	975	26
Net interest income after provision for credit losses	18,278	18,441	(1)	37,227	35,639	4

NONINTEREST INCOME
Service charges on deposit accounts	2,285	2,282	—	4,398	4,478	(2)
Insurance income	3,201	2,540	26	6,141	5,190	18
Mortgage banking fees	1,247	814	53	1,925	1,651	17
Trust and investment fees	760	910	(16)	1,476	1,831	(19)
Gains on sales of securities	50	—	100	516	—	100
Gains on sales of property	189	36	425	225	122	84
Other operating income	1,514	1,357	12	2,896	2,672	8
Total noninterest income	9,246	7,939	16	17,577	15,944	10

NONINTEREST EXPENSE
Salaries	7,731	7,549	2	15,063	14,663	3
Incentive compensation	968	573	69	1,814	1,202	51
Employee benefits	1,721	1,459	18	3,158	3,373	(6)
Occupancy and equipment expense	2,537	2,625	(3)	4,768	5,099	(6)
Core deposit intangible	237	224	6	483	439	10
Other operating expense	3,579	4,765	(25)	8,184	9,188	(11)
Total noninterest expenses	16,773	17,195	(2)	33,470	33,964	(1)

INCOME BEFORE INCOME TAX EXPENSE	10,751	9,185	17	21,334	17,619	21
Income tax expense	3,230	3,069	5	6,614	5,726	16
NET INCOME	$7,521	$6,116	23%	$14,720	$11,893	24%

EARNINGS PER COMMON SHARE
Earnings per common share	$0.70	$0.57	23%	$1.37	$1.10	25%
Diluted earnings per common share	$0.68	$0.56	21%	$1.35	$1.09	23%

DIVIDENDS PAID PER COMMON SHARE	$0.29	$0.28	4%	$0.58	$0.56	4%
Average common share outstanding	10,772,543	10,814,183	—%	10,755,483	10,833,329	(1)%
Diluted average common shares outstanding	11,017,292	10,877,815	1%	10,942,118	10,895,311	—%

F&M BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

				% Change Jun 30, 2003 from
(in thousands, except shares)	June 30, 2003	March 31, 2003	June 30, 2002	Mar 31, 2003	Jun 30, 2002
ASSETS
Cash and due from banks	$81,916	$67,022	$58,732	22%	39%
Federal funds sold	143	10,210	8,327	(99)	(98)
Loans held for sale	24,110	16,798	10,655	44	126
Securities available for sale	651,710	627,633	606,826	4	7
FHLB / FRB stock	7,274	7,274	6,866	—	6

Loans	1,331,509	1,317,789	1,171,946	1	14
Less: Allowance for credit losses	(12,980)	(13,673)	(13,999)	(5)	(7)
Net loans	1,318,529	1,304,116	1,157,947	1	14

Bank premises and equipment, net	36,109	35,172	34,751	3	4
Other real estate owned, net	422	414	354	2	19
Interest receivable	8,572	9,004	8,982	(5)	(5)
Core deposit intangible	1,403	1,640	2,378	(14)	(41)
Mortgage servicing	274	293	898	(6)	(69)
Cash value of life insurance	12,408	12,262	11,256	1	10
Other assets	5,936	6,631	8,132	(10)	(27)
Total assets	$2,148,806	$2,098,469	$1,916,104	2%	12%

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$307,694	$294,382	$260,082	5%	18%
Interest-bearing	1,386,763	1,355,251	1,289,159	2	8
Total deposits	1,694,457	1,649,633	1,549,241	3	9

Short-term borrowings	166,012	163,636	96,437	1	72
Long-term borrowings	77,692	77,918	78,342	(0)	(1)
Accrued taxes and other liabilities	15,421	17,565	14,622	(12)	5
Total liabilities	1,953,582	1,908,752	1,738,642	2	12
Shareholders’ equity:
Common stock, $5 par value; authorized 50,000,000 shares; issued 10,784,383 shares, 10,862,257 shares, and 10,884,140 shares, respectively	53,922	53,797	53,882	0	0
Surplus	71,720	71,166	72,121	1	(1)
Retained earnings	58,352	54,197	43,657	8	34
Accumulated other comprehensive income	11,230	10,557	7,802	6	44
Total shareholders’ equity	195,224	189,717	177,462	3	10
Total liabilities and shareholders’ equity	$2,148,806	$2,098,469	$1,916,104	2%	12%

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended Jun 30,
	2003			2002
(in thousands)	Average Balance	Interest income/ expense	Yields/ rates	Average Balance	Interest income/ expense	Yields/ rates
ASSETS
Interest earning assets:
Short-term funds	$5,821	$17	1.17%	$13,183	$57	1.73%
Loans held for sale	25,666	368	5.75	11,797	203	6.90
Securities available for sale (2)(4);
U.S. Treasury and federal agencies	74,194	595	3.22	52,694	577	4.39
U.S. States and political subdivisions	100,259	1,595	6.38	115,430	1,954	6.79
Mortgage-backed securities	409,320	3,949	3.87	387,253	4,898	5.07
Other securities	49,986	413	3.31	25,114	265	4.23
Total investment securities	633,759	6,552	4.15	580,491	7,694	5.32
FHLB / Federal Reserve stock	7,274	84	4.63	6,866	101	5.90
Portfolio Loans (3)(4):
Commercial	172,180	2,548	5.94	159,370	2,648	6.67
Residential real estate	358,573	5,002	5.60	269,459	4,522	6.73
Commercial real estate	422,474	6,754	6.41	333,822	6,142	7.38
Real estate construction	107,774	1,439	5.36	107,083	1,532	5.74
Consumer installment	255,389	4,399	6.91	296,639	5,677	7.68
Total loans	1,316,390	20,142	6.14	1,166,373	20,521	7.06
Total interest-earning assets	1,988,910	27,163	5.48	1,778,710	28,576	6.44
Total noninterest-earning assets	104,140			103,301
Total assets	$2,093,050			$1,882,011
LIABILITIES
Interest bearing liabilities:
Interest bearing deposits
Savings	$239,515	$472	0.79	$211,440	$627	1.19
Checking	213,546	156	0.29	204,478	281	0.55
Money market accounts	287,557	731	1.02	272,194	1,120	1.65
Certificates of deposit	621,559	4,941	3.19	592,966	6,043	4.09
Total interest bearing deposits	1,362,177	6,300	1.86	1,281,078	8,071	2.53
Short-term borrowings	159,126	333	0.84	94,116	329	1.40
Long-term borrowings	77,883	931	4.79	71,983	828	4.61
Total interest bearing liabilities	1,599,186	7,564	1.90%	1,447,177	9,228	2.56%
Non-interest bearing liabilities:
Demand deposits	284,913			247,113
Other liabilities	15,508			14,276
Total non-interest bearing liabilities	300,421			261,389
Shareholders’ equity	193,443			173,445
Total liabilities and shareholders’ equity	$2,093,050			$1,882,011
Net interest income and net interest margin on a taxable-equivalent basis (4)		19,599	3.95%		19,348	4.36%

(1)               The average prime rate was 4.24% and 4.75% for the quarter ended June 30, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.23% and 1.92% for the quarter ended June 30, 2003 and 2002, respectively.

(2)               Yields are based on amortized cost balances computed on a settlement day basis.

(3)               Loan fee income is included in the interest income calculation, and nonaccrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(4)               Interest and yield on obligations of state and political subdivisions and tax-exempt loans are computed on a taxable equivalent basis using U.S. statutory tax rate of 35 percent.

	Six months ended Jun. 30,
	2003			2002
(in thousands)	Average Balance	Interest income/ expense	Yields/ rates	Average Balance	Interest income/ expense	Yields/ rates
ASSETS
Interest earning assets:
Short-term funds	$4,492	$26	1.17%	$12,824	$101	1.59%
Loans held for sale	22,550	664	5.94	15,374	495	6.49
Securities available for sale (2)(4);
U.S. Treasury and federal agencies	79,450	1,362	3.46	47,305	1,039	4.43
U.S. States and political subdivisions	103,277	3,306	6.46	116,906	3,978	6.86
Mortgage-backed securities	393,606	8,106	4.15	387,231	9,694	5.05
Other securities	46,555	733	3.18	15,570	235	3.04
Total investment securities	622,888	13,507	4.37	567,012	14,946	5.32
FHLB / Federal Reserve stock	7,048	168	4.81	6,899	194	5.67
Portfolio Loans (3)(4):
Commercial	172,393	5,050	5.91	159,645	5,470	6.91
Residential real estate	357,502	10,200	5.75	267,017	9,302	7.03
Commercial real estate	414,517	13,464	6.55	334,587	12,352	7.44
Real estate construction	105,814	2,843	5.42	105,758	2,980	5.68
Consumer installment	261,220	9,142	7.06	298,691	11,480	7.75
Total loans	1,311,446	40,699	6.26	1,165,698	41,584	7.19
Total interest-earning assets	1,968,424	55,064	5.64	1,767,807	57,321	6.54
Total noninterest-earning assets	106,427			103,793
Total assets	$2,074,851			$1,871,600
LIABILITIES
Interest bearing liabilities:
Interest bearing deposits
Savings	$233,121	$970	0.84	$202,657	$1,208	1.20
Checking	212,777	318	0.30	201,139	541	0.54
Money market accounts	282,895	1,480	1.05	269,295	2,232	1.67
Certificates of deposit	620,438	9,983	3.24	609,148	12,939	4.28
Total interest bearing deposits	1,349,231	12,751	1.91	1,282,239	16,920	2.66
Short-term borrowings	168,131	700	0.84	98,460	641	1.31
Long-term borrowings	77,918	1,876	4.86	67,730	1,607	4.78
Total interest bearing liabilities	1,595,280	15,327	1.94	1,448,429	19,168	2.67
Non-interest bearing liabilities:
Demand deposits	272,247			236,029
Other liabilities	16,951			14,939
Total non-interest bearing liabilities	289,198			250,968
Shareholders’ equity	190,373			172,203
Total liabilities and shareholders’ equity	$2,074,851			$1,871,600
Net interest income and net interest margin on a taxable-equivalent basis (4)		39,737	4.07%		38,153	4.35%

(1)               The average prime rate was 4.25% and 4.75% for the six months ended June 30, 2003 and 2002, respectively. The average six-month London Interbank Offered Rate (LIBOR) was 1.28% and 1.91% for the six months ended June 30, 2003 and 2002, respectively.

(2)               Yields are based on amortized cost balances computed on a settlement day basis.

(3)               Loan fee income is included in the interest income calculation, and nonaccrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(4)               Interest and yield on obligations of state and political subdivisions and tax-exempt loans are computed on a taxable equivalent basis using U.S. statutory tax rate of 35 percent.

(in thousands, except share amounts)	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002
For the Period
Net income	7,521	7,199	6,265	6,301	6,116
Diluted earnings per common share	0.68	0.66	0.58	0.58	0.56

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.44%	1.42%	1.24%	1.29%	1.30%
Net income applicable to common stock to average common stockholders equity (ROE)	15.59%	15.59%	13.57%	13.88%	14.14%

Efficiency ratio (1)	58.15%	58.64%	64.61%	61.91%	63.19%

Dividends paid per common share	0.29	0.29	0.28	0.28	0.28

Average common shares outstanding	10,772,543	10,738,234	10,767,352	10,776,193	10,814,183
Diluted average common shares outstanding	11,017,292	10,843,032	10,857,658	10,864,211	10,877,815

Total revenue	28,224	27,804	27,290	27,032	26,538

Average loans	1,316,390	1,306,446	1,269,793	1,204,657	1,166,372
Average assets	2,093,050	2,056,449	2,012,166	1,938,984	1,882,011
Average deposits	1,647,090	1,595,580	1,569,537	1,526,889	1,528,191

Net interest margin	3.95%	4.19%	4.24%	4.34%	4.36%

At Period End
Securities available for sale	651,710	627,633	618,452	609,926	606,826
Loans	1,331,509	1,317,789	1,305,348	1,233,792	1,171,946
Allowance for credit losses	(12,980)	(13,673)	(13,668)	(14,055)	(13,999)
Assets	2,148,806	2,098,469	2,094,986	1,993,007	1,916,104
Deposits	1,694,457	1,649,633	1,595,139	1,560,918	1,549,241
Shareholders’ equity	195,224	189,717	184,256	183,287	177,462
Tier 1 capital (2)	182,564	177,491	172,648	170,479	167,161
Total capital (2)	196,507	191,952	186,316	184,534	181,160

Capital ratios
Shareholders’ equity to assets	9.09%	9.04%	8.80%	9.20%	9.26%
Risk-based capital (2)
Tier 1 capital	12.19%	11.85%	11.74%	12.12%	12.20%
Total capital	13.12%	12.82%	12.67%	13.12%	13.24%
Leverage (2)	8.73%	8.64%	8.59%	8.80%	8.81%

Book value per common share	18.12	17.67	17.11	17.00	16.47

Staff (active, full-time equivalent)	718	728	708	694	715

Common Stock Price
High	50.85	44.94	35.00	35.27	35.66
Low	43.87	28.45	30.75	26.41	26.21
Period end	49.23	44.01	32.00	31.60	35.28

Credit Quality
Nonperforming assets/total assets	0.10%	0.12%	0.12%	0.13%	0.13%
Net chargeoffs/total loans	0.40	0.16	0.12	0.10	0.10
Allowance for credit losses/total loans	0.97	1.05	1.08	1.17	1.20